Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V PHARMACEUTICAL COMPANY ANNOUNCES COMPLETION OF A $32 MILLION

PRIVATE PLACEMENT OF CLASS A COMMON STOCK

COMPANY ANNOUNCES

AGREEMENT OF TERMS TO AMEND ITS SENIOR SECURED FACILITY INCLUDING TO INCREASE

THE FACILITY SIZE TO $130 MILLION

February 14, 2011, St. Louis, MO – K-V Pharmaceutical Company (NYSE: KVa/KVb) (the “Company”) today announced that it has entered into a definitive agreement with a group of institutional investors to raise approximately $32 million of gross proceeds from a private placement of 9,950,000 shares of its Class A Common Stock at $3.25 per share. The Company will use $20 million of the proceeds from the financing to repay certain outstanding amounts and other outstanding obligations under its credit agreement with U.S. Healthcare and the remainder for general corporate purposes, including the launch of Makena™. Subject to the satisfaction of customary closing conditions, the private placement is expected to close and fund on or about February 17, 2011.

The Company also announced it has agreed to terms with US Healthcare I, L.L.C. and US Healthcare II, L.L.C., affiliates of New York based Centerbridge Partners, L.P. to close on a multi-draw financing facility with a total commitment of $130 million. The amendment is expected to be completed on or prior to February 18, 2011. In addition, the Company has agreed to issue additional warrants to purchase 7,450,899 shares of the Company’s Class A Common Stock, subject to completion of the private placement, at an exercise price of $1.62 per share.

Upon completion of the definitive agreement, the loan terms and covenants will be amended to reflect the Company’s current projections and timing of certain anticipated future events, including the planned disposition of certain assets. The significant components of the amended agreement will include extending the $60 million payment that was due on March 20, 2011 to three payments of $20 million each with the first payment due upon closing and funding the private placement, $20 million due in April 2011 and $20 million due in August 2011. In addition, all past covenant issues will be waived.

In addition to the loan balance which remains outstanding today, future draws against the facility, subject to achievement of certain Makena™ related milestones, are anticipated to be $15 million in March 2011, $15 million in May 2011 and $10 million in each of July, August, September and October 2011. A more complete summary of the amendment is attached to this press release.

The shares of Class A Common Stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock sold in the private placement.

Jefferies & Company, Inc. acted as sole placement agent on the private placement. Jefferies & Company, Inc. and Alvarez & Marsal advised the Company with respect to the restructuring of the Senior Secured Facility.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	the terms of our secured loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. (together, the “Lenders”), as more fully described in Item 1— “Business—(b) Significant Recent Developments—Financing” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 (the “Form 10-K”), as amended, could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier if we experience an event of default that is not waived by the Lenders or if a waiver expires and is not extended, and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence or non-occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate, including the launch of Makena;

(3)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

(4)	new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™;

(5)	acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile;

(6)	the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan Drug;

(7)	the satisfaction or waiver of the terms and conditions for the acquisition and continued ownership of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena™ acquisition agreement, as amended;

(8)	the consent decree between the Company and the U.S. Food and Drug Administration (“FDA”) and the Company’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride ER Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—“Business—(b) Significant Recent Developments—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-K for fiscal 2010;

(9)	the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our company, as more fully described in Note 15—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in the Form 10-K for fiscal 2010;

(10)

the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Item 1—

“Business—(b) Significant Recent Developments—Plea Agreement with the U.S. Department of Justice” in the Form 10-K for fiscal 2010;

(11)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(12)	the availability of raw materials and/or products, including Makena™, manufactured for the Company under contract manufacturing agreements with third parties;

(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations, including the risk of obtaining necessary state licenses in a timely manner;

(14)	fluctuations in revenues;

(15)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(16)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries, including Makena™, and including competitive pricing changes;

(17)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 15 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-K, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(18)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(19)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(20)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(21)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(22)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

(23)	the informal inquiries initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries,” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;

(24)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010 could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(25)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

(26)	the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such transactions;

(27)	the possibility that default on one type or class of the Company’s indebtedness, or in certain contracts or agreements referenced in our recently executed secured loan agreement with the Lenders, could result in cross default under, and the acceleration of, its other indebtedness or such secured loan agreement;

(28)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies, our lenders or our auditors;

(29)	the risk that even though the price and 30-day average price of the Company’s Class A common stock and Class B common stock have recently again begun satisfying the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Company can provide no assurance that they will remain at such levels thereafter; and

(30)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A—“Risk Factors,” Part II, Item 7—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Form 10-K , as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

****

Amendment No. 2 to Credit Agreement and

Amendment No. 2 to Commitment Letter

Summary of Terms

This Summary of Terms (“Term Sheet”) is part of the Waiver Agreement dated as February 10, 2011 (the “Waiver”) by and among K-V Pharmaceutical Company (the “Company”), certain of its subsidiaries, and U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C. as the lenders. This Term Sheet should not be construed as a commitment to lend. The binding and definitive terms and conditions will include such other terms and conditions as may be agreed to by the Lenders and the Company (but not inconsistent with the terms set forth in this Term Sheet). This Term Sheet is solely for the benefit of the parties to the Waiver and not for the benefit of any other person and may not be relied upon by any such other person.

Purpose and Structure:	Similar to the structure of Amendment No. 1 to the Credit Agreement and Commitment Letter, the parties agree to negotiate in good faith the definitive documentation implementing an Amendment No. 2 to the Credit Agreement and Commitment Letter wherein the amendments to the Commitment Letter will be, to the extent applicable, substantially similar to the amendments to the Credit Agreement. In addition, where applicable, the Commitment Letter would be amended to conform to the terms proposed in the Term Sheet. The Credit Agreement (as defined in the Commitment Letter, the “Multidraw Credit Agreement”) shall be modified such that, as described below, certain of the loans shall be made as delayed draw term loans.[1] The Commitment Letter also shall be modified to reflect the aggregate commitments under the Multidraw Credit Agreement to be $130,000,000. The parties recognize that this Term Sheet does not set forth the full and complete agreement among the parties. Rather, this Term Sheet is an indication of the nature, type and extent of certain of the planned amendments.

Mandatory Prepayments:	The prepayments required pursuant to Section 2.8(a)(i) of the Credit Agreement will be revised to require each of the following prepayments (in addition to any other prepayments required by the terms of the Credit Agreement): (a) the Business Day following the closing of the so-called PIPE investment (but in no event later than 12:00pm on February 18, 2011), at least $20,000,000 (b) at least $20,000,000 by April 30, 2011; and (c) at least $20,000,000 (by August 31, 2011. Consistent with the terms of the Credit Agreement in effect, certain of the proceeds from such Asset Sales shall continue to be required to be deposited into one or more Controlled Accounts and shall not be permitted to be withdrawn therefrom unless the relevant conditions, as

[1]

The parties may, following further discussion, elect to forego an amendment to the Credit Agreement and, instead, to the extent the Company shall be able to satisfy the conditions to closing, effectuate a refinancing of the obligations under the Credit Agreement by entering into the Multidraw Credit Agreement.

may be modified, shall have been satisfied. For the purposes of clarity, the Lenders’ rights to consent or withhold consent to any Asset Sale, including with respect to the Generics Sale, shall not be deemed given or withheld exclusively by virtue of the Company’s satisfaction of the mandatory prepayment requirements.

Certain Payments:	Section 2.14 of the Credit Agreement will be amended such that the Prepayment Credit Amount to be deemed paid in full shall also apply to the extent that any prepayment equal to or greater than $60,000,000 shall have been made on or before June 30, 2011. For the avoidance of doubt, the manner in which any prepayment premiums are paid pursuant to the terms of the Multidraw Credit Agreement shall continue to apply.

Controlled Accounts:	Within 60 days from the closing date of the Waiver, the Company shall cause to be obtained an account control agreement in favor of the Collateral Agent with respect to the account currently at Bank of America, N.A. (and referred to in the Waiver) either as a result of obtaining such agreement with Bank of America, N.A. or establishing a new depository account at a depository institution from which such agreement may be obtained. In the interim period of time, the Company shall sweep daily cash on deposit in the Company’s deposit accounts (for deposit into an agreed-upon Controlled Account) such that accounts not Controlled Accounts shall not have a balance in excess of an agreed-upon maximum amount.

Generics Sale:	The Company will not be required to cause the Generics Sale by March 20, 2011, but shall be required to cause such sale by August 31, 2011.

Certain Excess Proceeds:	Proceeds of any asset sale that are in excess of the amounts required to be applied as a mandatory prepayment will be deposited in a Controlled Account. Such amount shall not be less than $20,000,000 in the aggregate (when excess proceeds from all asset sales are combined with other sources of liquidity that are also deposited in such account) and shall be deposited no later than August 31, 2011.

Withdrawal Schedule:

1. Milestone 1 Draw: (a) Upon the closing and effectiveness of the Multidraw Credit Agreement (the “Multidraw Closing Date”), an amount not to exceed $60,000,000 and that, in combination with cash on hand, is sufficient to refinance in full the obligations outstanding under the Credit Agreement as of the Multidraw Closing Date). (b) Upon the Launch and Stock-In of Makena (estimated to be approximately March 15, 2011), up to $15,000,000, subject to certain conditions.

2. Milestone 2 Draw: On or at anytime after May 1, 2011, in one withdrawal or borrowing, as the case may be, up to an additional $15,000,000 (in the aggregate), subject to certain minimum Makena launch performance requirements.

3. Milestone 3 Draw: On or at anytime after July 1, 2011, in one withdrawal or borrowing, as the case may be, up to an additional $10,000,000 (in the aggregate), subject to certain minimum Makena launch performance requirements.

4. Milestone 4 Draw: On or after August 1, 2011, in one withdrawal or borrowing, as the case may be, up to an additional $10,000,000 (in the aggregate) subject to certain minimum Makena launch performance requirements.

5. Milestone 5 Draw: On or after September 1, 2011, in one withdrawal or borrowing, as the case may be, up to an additional $10,000,000 (in the aggregate) subject to certain minimum Makena launch performance requirements.

6. Milestone 6 Draw: On or after October 1, 2011, in one withdrawal or borrowing, as the case may be, up to an additional $10,000,000 (in the aggregate) subject to certain minimum Makena launch performance requirements.

The Makena minimum launch requirements contemplated in the foregoing paragraphs 1, 2, 3, 4, 5 and 6, include but are not limited to the total number of patients initiating treatment, pricing and reimbursement.

Section 5.19	Section 5.19 of the Credit Agreement will be modified such that the date specified therein will be the earlier of such specified date and the date when any registration statement with respect to shares to be issued pursuant to the so-called PIPE (or any other shares issued) shall become effective.

Financial Covenants:	Amendments to monthly financial covenants to be set forth in the definitive documentation on substantially similar terms to those in the Credit Agreement and Multidraw Credit Agreement, and Defaults and Events of Default the subject of the Waiver to be resolved. The minimum liquidity covenant shall be reduced to $3,000,000.

Conditions Precedent to Closing:	Customary. No condition requiring the payment of any amendment or similar fees.

Anticipated Closing Date:	The closing date is anticipated to occur on or before February 18, 2011.